Exhibit 10.6
Base Salaries for Named Executive Officers
As of January 1, 2006 the following are the base salaries (on an annual basis) of the named executive officers (as defined in Item 402(a)(3) of Regulation S-K) of Access National Corporation:

Michael W. Clarke	$270,000
President and Chief Executive Officer

Dean Hackemer	$266,875
President and Chief Executive Officer, Access National Mortgage Corp.

Robert C. Shoemaker	$208,650
Executive Vice President and Chief Credit Officer

Charles Wimer	$165,000
Executive Vice President and Chief Financial Officer